Exhibit 99

2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8000 FOR IMMEDIATE RELEASE

Contacts:	Dan Loh (Investors) – (914) 701-8200 Debbie Coffey (Media) – (914) 701-8951

Atlas Air Worldwide

Reports First-Quarter Results,

Updates Full-Year 2019 Outlook

•	Increased Volumes and Revenue Reflect Customer Demand, Fleet Growth
•	Reported Results Impacted by Warrant Accounting
•	Adjusted Net Income and Adjusted EBITDA Rose Sharply
•	2019 Adjusted Earnings Expected to Grow by Mid- to Upper-Single-Digit Percentage

PURCHASE, N.Y., May 1, 2019 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced continued volume, revenue and earnings growth, excluding the impact of warrant accounting, for the first quarter of 2019. The company also provided an updated full-year growth outlook that reflects the scheduled start-up in 2019 of new long-term 737-800 CMI business.

On a reported basis, results for the first quarter of 2019 were a net loss of $29.7 million, or $1.15 per diluted share, compared with reported income of $9.6 million, or $0.37 per diluted share, in the first quarter of 2018. Reported results for the latest quarter included an unrealized loss on outstanding warrants of $46.6 million compared with an unrealized loss on outstanding warrants of $7.7 million in the year-ago period.

On an adjusted basis, net income in the first quarter of 2019 increased $3.5 million to $27.3 million, or $0.98 per diluted share, from adjusted income of $23.8 million, or $0.86 per diluted share, in the year-ago quarter. Adjusted EBITDA in the quarter rose $27.3 million to $121.1 million.

“Our first-quarter results exceeded our expectations,” said Atlas Air Worldwide President and Chief Executive Officer William J. Flynn. “We are benefitting from a full year of flying the 16 aircraft we added during 2018 for customers such as Amazon, Asiana Cargo, DHL Express, Inditex and SF Express, as well as the three aircraft for Nippon Cargo Airlines that we are adding this year.

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Mr. Flynn also noted: “Our focus on express, e-commerce and fast-growing markets provides a solid foundation to deliver continued business and earnings growth this year.

“We were pleased to announce an expansion of our relationship with Amazon in March. We are scheduled to begin flying five 737-800 aircraft on a CMI basis for Amazon this year, including two starting this month, with up to 15 more by May 2021. This opportunity provides a path to continued expansion in a desirable aircraft type, and it will enhance scale in the 737 platform we operate through Southern Air.

“Reflecting the scale and scope of our domestic and worldwide operations, we continue to anticipate that our adjusted net income in 2019 will grow by a mid- to upper-single-digit percentage compared with the record adjusted net income of $204.3 million that we reported in 2018.*

“In providing our current outlook, it is important to note that we are now including start-up expenses that we expect to incur in 2019 in connection with our new 737 CMI service. These start-up expenses were not incorporated in the full-year outlook we announced in February 2019.”

First-Quarter Results

Volumes in the first quarter of 2019 increased 16% to 77,061 block hours, with revenue growing 15% to $679.7 million and total direct contribution for reportable segments rising 21% to $104.7 million.

Increased ACMI segment revenue in the first quarter of 2019 primarily reflected an increase in flying partially offset by a slight decline in average rate per block hour. Block-hour growth during the period reflected increased 767 flying for Amazon, incremental 777 flying for DHL and the start-up of 747-400 flying for new customers. The change in average rate per block hour was primarily due to an increase in smaller-gauge 767 CMI flying.

ACMI segment contribution in the quarter was relatively unchanged compared with the year-ago period, primarily reflecting increases in 767 and 777 flying that were more than offset by higher crew costs, including enhanced wages and work rules resulting from our interim agreement with pilots at Southern Air; additional non-heavy maintenance and repairs; and increased amortization of deferred maintenance costs.

Higher Charter segment revenue during the period was primarily driven by increased flying and an increase in average rate per block hour. Higher block-hour volumes primarily reflected increases in military passenger and commercial cargo demand that were partially offset by a decrease in military cargo flying related to the unusually late cancellations of a number of flights by the military that did not permit adequate time to take advantage of alternative opportunities in the commercial market. Higher average rates during the quarter primarily reflected an increase in yields (excluding fuel) on passenger flying, mainly due to an increase in rates for the military and expanded flying for sports teams and other VIP charter customers.

Lower Charter segment contribution reflected the decrease in military cargo flying and additional non-heavy maintenance and repairs, partially offset by the increase in military passenger volumes and the expansion of our flying for sports teams and VIP-charter customers.

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In Dry Leasing, higher segment revenue and contribution primarily reflected $22.3 million ($17.9 million after tax) from maintenance payments related to the scheduled return of a 777 freighter in March 2019 as well as the placement of incremental aircraft with customers.

Higher unallocated income and expenses, net, during the quarter primarily reflected fleet growth initiatives; increased amortization of a customer incentive asset; and a reduction in capitalized interest.

Reported earnings in the first quarter of 2019 also included an effective income tax expense rate of 19.7%, due mainly to the nondeductible change in the value of outstanding warrants. On an adjusted basis, our results reflected an effective income tax rate of 15.3%.

Cash and Short-Term Investments

At March 31, 2019, our cash and cash equivalents, short-term investments and restricted cash totaled $175.9 million, compared with $248.4 million at December 31, 2018.

The change in position resulted from cash used for investing activities and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first quarter of 2019 primarily related to capital expenditures and payments for flight equipment and modifications, including 767-300 aircraft and related freighter conversion costs, spare engines and GEnx engine performance upgrade kits.

Net cash used for financing activities during the period primarily reflected payments on debt obligations, partially offset by proceeds from debt issuance.

Updating 2019 Outlook*

We continue to expect solid full-year business and earnings growth in 2019.

Global economic activity and airfreight demand, supported by ongoing faster growth in express and e-commerce, are expected to continue to expand at a modest pace, while airfreight tonnage continues to grow from record levels.

Looking ahead, we expect to generate higher volumes, revenue, adjusted EBITDA and adjusted net income in 2019. We see volumes rising to around 340,000 block hours (with over 75% in ACMI and the balance in Charter), revenue of approximately $3.0 billion, and adjusted EBITDA of about $600 million.

We continue to anticipate that our adjusted net income will grow by a mid- to upper-single-digit percentage compared with 2018. However, our outlook now includes expected start-up expenses in 2019 associated with our new 737 CMI service, which were not incorporated in the full-year outlook we announced in February 2019. We continue to expect our full-year 2019 adjusted income tax rate to be approximately 20%.

We expect to fly approximately 80,000 block hours (over 75% in ACMI) in the second quarter of 2019, with revenue of about $710 million and adjusted EBITDA of about $105 million. We also expect that our second-quarter adjusted net income will represent slightly more than a mid-single-digit percentage of our full-year adjusted net income.

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Earnings in the second quarter will benefit from flying by the incremental aircraft added to our fleet during 2018. However, we expect this benefit to be offset during the quarter by the timing of heavy and non-heavy maintenance; higher crew costs related primarily to our interim agreement with pilots at Southern Air; start-up expenses associated with the new 737 CMI agreement we announced in March; and the receipt in the second quarter of 2018 of an $8.6 million refund of aircraft rent paid in previous years.

For the full year, aircraft maintenance expense is expected to total approximately $420 million, mainly reflecting an increase in daily line maintenance due to the anticipated growth in block hours. Depreciation and amortization is expected to total approximately $260 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $135 to $145 million, mainly for parts and components for our fleet.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.*

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s first-quarter 2019 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, May 1, 2019.

Interested parties may listen to the call live over the Internet at www.atlasairworldwide.com (click on “Investors,” click on “Presentations” and on the link to the first-quarter call) or at the following Web address:

https://edge.media-server.com/m6/p/rphxzkrf

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through May 9 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 3469979#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income (loss) from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

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Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. For example:

•	Adjusted EBITDA; Adjusted income from continuing operations, net of taxes; and Adjusted Diluted EPS from continuing operations, net of taxes, provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance. In addition, management’s incentive compensation is determined, in part, by using Adjusted EBITDA and Adjusted income from continuing operations, net of taxes.

•	Adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

•	Free Cash Flow helps investors assess our ability, over the long term, to create value for our shareholders as it represents cash available to execute our capital allocation strategy.

*We provide guidance on an adjusted basis and are unable to provide forwarding-looking guidance on a U.S. GAAP basis or a reconciliation to the most directly comparable U.S. GAAP measures because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items. The principal item is the impact on our results of our outstanding warrants, which are highly dependent on the change in our stock price during the period reported. These items are uncertain, depend on various factors, and could have a material impact on our U.S. GAAP results.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international cargo and passenger operations.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasairworldwide.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements speak only as of the date of this release. They are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

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Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon; our ability to coordinate with Amazon to accept newly converted aircraft; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives, pilots and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; significant data breach or disruption of our information technology systems; labor costs and relations, work stoppages and service slowdowns; the outcome of pending negotiations with our pilots’ union; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; additional regulatory guidance or changes in interpretations and assumptions with respect to the impact of the U.S. Tax Cuts and Jobs Act of 2017; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2019 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law and expressly disclaims any obligation to revise or update publically any forward-looking statement to reflect future events or circumstances.

* * *

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Operating Revenue	$679,683	$590,014

Operating Expenses
Salaries, wages and benefits	145,474	125,082
Aircraft fuel	106,321	96,303
Maintenance, materials and repairs	103,620	84,879
Depreciation and amortization	64,481	49,630
Travel	45,029	39,847
Aircraft rent	41,888	39,524
Navigation fees, landing fees and other rent	40,216	35,597
Passenger and ground handling services	32,160	28,062
Transaction-related expenses	2,527	270
Other	51,093	50,251
Total Operating Expenses	632,809	549,445
Operating Income	46,874	40,569
Non-operating Expenses (Income)
Interest income	(2,044)	(1,724)
Interest expense	30,353	27,342
Capitalized interest	(463)	(1,750)
Loss on early extinguishment of debt	245	-
Unrealized loss on financial instruments	46,575	7,740
Other income, net	(2,975)	(4,475)
Total Non-operating Expenses (Income)	71,691	27,133
Income (loss) from continuing operations before income taxes	(24,817)	13,436
Income tax expense	4,893	3,808
Income (loss) from continuing operations, net of taxes	(29,710)	9,628
Loss from discontinued operations, net of taxes	-	(16)
Net Income (Loss)	$(29,710)	$9,612

Earnings (loss) per share from continuing operations:
Basic	$(1.15)	$0.38
Diluted	$(1.15)	$0.37

Loss per share from discontinued operations:
Basic	$-	$(0.00)
Diluted	$-	$(0.00)

Earnings (loss) per share:
Basic	$(1.15)	$0.38
Diluted	$(1.15)	$0.37

Weighted average shares:
Basic	25,735	25,436
Diluted	25,735	25,956

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Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$154,466	$221,501
Short-term investments	11,425	15,624
Restricted cash	10,038	11,240
Accounts receivable, net of allowance of $1,654 and $1,563, respectively	255,100	269,320
Prepaid expenses and other current assets	121,503	112,146
Total current assets	552,532	629,831
Property and Equipment
Flight equipment	5,200,911	5,213,734
Ground equipment	78,644	75,939
Less: accumulated depreciation	(903,564)	(860,354)
Flight equipment modifications in progress	64,695	32,916
Property and equipment, net	4,440,686	4,462,235
Other Assets
Operating lease right-of-use assets	568,393	-
Deferred costs and other assets	369,126	345,037
Intangible assets, net and goodwill	84,731	97,689
Total Assets	$6,015,468	$5,534,792

Liabilities and Equity
Current Liabilities
Accounts payable	$69,383	$87,229
Accrued liabilities	457,472	465,669
Current portion of long-term debt and finance lease	266,230	264,835
Current portion of long-term operating leases	143,601	-
Total current liabilities	936,686	817,733
Other Liabilities
Long-term debt and finance lease	2,139,267	2,205,005
Long-term operating leases	478,231	-
Deferred taxes	261,042	256,970
Financial instruments and other liabilities	165,293	187,120
Total other liabilities	3,043,833	2,649,095
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized; 31,022,115 and 30,582,571 shares issued, 25,850,498 and 25,590,293 shares outstanding (net of treasury stock), as of March 31, 2019 and December 31, 2018, respectively	310	306
Additional paid-in-capital	741,652	736,035
Treasury stock, at cost; 5,171,617 and 4,992,278 shares, respectively	(213,690)	(204,501)
Accumulated other comprehensive loss	(3,569)	(3,832)
Retained earnings	1,510,246	1,539,956
Total stockholders’ equity	2,034,949	2,067,964
Total Liabilities and Equity	$6,015,468	$5,534,792

[1]	Balance sheet debt at March 31, 2019 totaled $2,405.5 million, including the impact of $81.3 million of unamortized discount and debt issuance costs of $43.5 million.
[2]	The face value of our debt at March 31, 2019 totaled $2,530.3 million, compared with $2,601.3 million on December 31, 2018.

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Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Operating Activities:
Income (loss) from continuing operations, net of taxes	$(29,710)	$9,628
Less: Loss from discontinued operations, net of taxes	-	(16)
Net Income (Loss)	(29,710)	9,612

Adjustments to reconcile Net Income (Loss) to net cash provided by operating activities:
Depreciation and amortization	78,988	59,796
Accretion of debt securities discount	(127)	(270)
Provision for allowance for doubtful accounts	34	3,064
Loss on early extinguishment of debt	245	-
Unrealized loss on financial instruments	46,575	7,740
Deferred taxes	4,751	3,716
Stock-based compensation	5,621	5,846
Changes in:
Accounts receivable	9,686	(3,414)
Prepaid expenses, current assets and other assets	(42,309)	(986)
Accounts payable and accrued liabilities	(19,985)	(15,979)
Net cash provided by operating activities	53,769	69,125
Investing Activities:
Capital expenditures	(30,584)	(26,091)
Payments for flight equipment and modifications	(57,332)	(236,536)
Proceeds from insurance	38,133	-
Proceeds from investments	4,961	1,438
Net cash used for investing activities	(44,822)	(261,189)
Financing Activities:
Proceeds from debt issuance	19,723	19,357
Payment of debt issuance costs	(955)	(810)
Payments of debt and finance lease obligations	(90,907)	(56,819)
Proceeds from revolving credit facility	-	75,000
Customer maintenance reserves and deposits received	4,144	4,094
Purchase of treasury stock	(9,189)	(10,218)
Net cash provided by (used for) financing activities	(77,184)	30,604
Net decrease in cash, cash equivalents and restricted cash	(68,237)	(161,460)
Cash, cash equivalents and restricted cash at the beginning of period	232,741	291,864
Cash, cash equivalents and restricted cash at the end of period	$164,504	$130,404

Noncash Investing and Financing Activities:

Acquisition of flight equipment included in Accounts payable and accrued liabilities	$7,752	$61,846

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Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Operating Revenue:
ACMI	$306,567	$266,380
Charter	305,114	285,197
Dry Leasing	69,946	36,392
Customer incentive asset amortization	(6,286)	(2,596)
Other	4,342	4,641
Total Operating Revenue	$679,683	$590,014
Direct Contribution:
ACMI	$40,006	$40,872
Charter	29,133	34,278
Dry Leasing	35,527	11,359
Total Direct Contribution for Reportable Segments	104,666	86,509

Unallocated income and expenses, net	(80,136)	(65,063)
Loss on early extinguishment of debt	(245)	-
Unrealized loss on financial instruments	(46,575)	(7,740)
Transaction-related expenses	(2,527)	(270)
Income (loss) from continuing operations before income taxes	(24,817)	13,436

Add back (subtract):
Interest income	(2,044)	(1,724)
Interest expense	30,353	27,342
Capitalized interest	(463)	(1,750)
Loss on early extinguishment of debt	245	-
Unrealized loss on financial instruments	46,575	7,740
Other income	(2,975)	(4,475)
Operating Income	$46,874	$40,569

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct operating and ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income from continuing operations before taxes, excluding loss on early extinguishment of debt, unrealized loss on financial instruments, transaction-related expenses, nonrecurring items, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

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Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018	Percent Change

Income (loss) from continuing operations, net of taxes	$(29,710)	$9,628	NM
Impact from:
Costs associated with transactions[1]	2,527	270
Certain contract start-up costs[2]	369	-
Accrual for legal matters and professional fees	41	218
Noncash expenses and income, net[3]	10,754	6,675
Loss on early extinguishment of debt	245	-
Unrealized loss on financial instruments	46,575	7,740
Net insurance recovery	(3,449)	-
Income tax effect of reconciling items	(30)	(747)
Adjusted income from continuing operations, net of taxes	$27,322	$23,784	14.9%

Weighted average diluted shares outstanding	25,735	25,956
Add: dilutive warrant[4]	1,943	1,653
dilutive restricted stock	242	-
Adjusted weighted average diluted shares outstanding	27,920	27,609

Adjusted Diluted EPS from continuing operations, net of taxes	$0.98	$0.86	14.0%

[1]	Costs associated with transactions in 2019 primarily related to a customer transaction with warrants and other costs associated with our acquisition of Southern Air. Costs associated with transactions in 2018 primarily related to costs associated with our acquisition of Southern Air.

[2]	Certain contract start-up costs represented unique training-aircraft costs required for a new customer contract.

[3]	Noncash expenses and income, net, in 2019 and 2018 primarily related to amortization of debt discount on convertible notes and amortization of the customer incentive asset related to outstanding warrants.

[4]	Dilutive warrants represent potentially dilutive common shares related to outstanding warrants. These shares were excluded from Diluted EPS from continuing operations, net of taxes, prepared in accordance with GAAP as they would have been antidilutive.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Net Cash Provided by Operating Activities	$53,769	$69,125
Less:
Capital expenditures	30,584	26,091
Capitalized interest	463	1,750
Free Cash Flow[1]	$22,722	$41,284

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

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Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Income (loss) from continuing operations, net of taxes	$(29,710)	$9,628
Income tax expense	4,893	3,808
Income (loss) from continuing operations before income taxes	(24,817)	13,436
Costs associated with transactions[1]	2,527	270
Certain contract start-up costs[2]	369	-
Accrual for legal matters and professional fees	41	218
Noncash expenses and income, net[3]	10,754	6,675
Loss on early extinguishment debt	245	-
Unrealized loss on financial instruments	46,575	7,740
Net insurance recovery	(3,449)	-

Adjusted pretax income	32,245	28,339

Interest (income) expense, net[4]	23,851	20,262
Other non-operating expenses (income), net	474	(4,475)

Adjusted operating income	56,570	44,126

Depreciation and amortization	64,481	49,630

Adjusted EBITDA[5]	$121,051	$93,756

Income tax expense	$4,893	$3,808
Income tax effect of reconciling items[6]	(30)	(747)
Adjusted income tax expense	4,923	4,555
Adjusted pretax income	$32,245	$28,339
Adjusted effective tax rate	15.3%	16.1%

[1]	Costs associated with transactions in 2019 primarily related to a customer transaction with warrants and other costs associated with our acquisition of Southern Air. Costs associated with transactions in 2018 primarily related to costs associated with our acquisition of Southern Air.

[2]	Certain contract start-up costs represent unique training-aircraft costs required for a new customer contract.

[3]	Noncash expenses and income, net, in 2019 and 2018 primarily related to amortization of debt discount on convertible notes and amortization of the customer incentive asset related to outstanding warrants.

[4]	Reflects impact of noncash expenses and income related to convertible notes, debt, and investments.

[5]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, costs associated with transactions, certain contract start-up costs, accrual for legal matters and professional fees, noncash expenses and income, net, loss on early extinguishment of debt, and unrealized loss on financial instruments, as applicable.

[6]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

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Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/
	March 31, 2019	March 31, 2018	(Decrease)

Block Hours
ACMI	59,780	49,862	9,918
Charter	16,660	16,060	600
Cargo	11,479	11,390	89
Passenger	5,181	4,670	511
Other	621	573	48
Total Block Hours	77,061	66,495	10,566

Revenue Per Block Hour
ACMI	$5,128	$5,342	$(214)
Charter	$18,314	$17,758	$556
Cargo	$17,976	$18,051	$(75)
Passenger	$19,063	$17,044	$2,019

Average Utilization (block hours per day)
ACMI[1]	8.6	8.4	0.2
Charter
Cargo	8.0	9.7	(1.7)
Passenger	6.5	8.6	(2.1)
All Operating Aircraft[1,2]	8.4	8.7	(0.3)

Fuel
Charter
Average fuel cost per gallon	$2.22	$2.14	$0.08
Fuel gallons consumed (000s)	47,872	44,950	2,922

[1]	ACMI and All Operating Aircraft averages in the first quarter of 2019 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same period of 2018.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

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Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/
	March 31, 2019	March 31, 2018	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	9.0	9.0	-
747-400 Cargo	17.6	15.8	1.8
747-400 Dreamlifter	3.6	3.1	0.5
777-200 Cargo	6.0	5.0	1.0
767-300 Cargo	25.6	17.2	8.4
767-200 Cargo	9.0	9.0	-
737-400 Cargo	5.0	5.0	-
747-400 Passenger	-	1.0	(1.0)
767-200 Passenger	1.0	1.0	-
Total	76.8	66.1	10.7
Charter
747-8F Cargo	1.0	1.0	-
747-400 Cargo	15.0	11.7	3.3
767-300 Cargo	-	0.3	(0.3)
747-400 Passenger	4.0	2.0	2.0
767-300 Passenger	4.9	4.0	0.9
Total	24.9	19.0	5.9
Dry Leasing
777-200 Cargo	8.0	6.3	1.7
767-300 Cargo	21.6	14.0	7.6
757-200 Cargo	1.0	1.0	-
737-300 Cargo	1.0	1.0	-
737-800 Passenger	1.0	1.0	-
Total	32.6	23.3	9.3
Less: Aircraft Dry Leased to CMI customers	(23.6)	(14.3)	(9.3)
Total Operating Average Aircraft Equivalents	110.7	94.1	16.6

Out of Service[2]	-	-	-

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.

[2]	Out-of-service aircraft temporarily parked during the period.

14